Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is entered into as of [●], 2026, by and among REDL Incorporated, a Delaware corporation (formerly known as Bold Eagle Acquisition Corp., “Parent” prior to the Closing and “PubCo” after the Closing), REDL Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), and REDL Ultimate Holdings, LP, a Delaware limited partnership (“Security Holder”). Each of Parent, the Company and Security Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on September 25, 2026, Parent, the Company, BEAC Merger Sub, LLC (“Merger Sub”), and, solely for the purposes of Section 6.9(e) of the Business Combination Agreement (as defined below), REDL Ultimate Holdings, LP, entered into that certain Business Combination Agreement (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, at the Closing, Merger Sub will merge with and into the Company, with the Company as the surviving company and, after giving effect to the Merger, becoming a wholly owned Subsidiary of Parent, and Company Class A-1 Units will be automatically converted into shares of PubCo Common Stock and Company Class A-2 Units will be automatically converted into restricted shares of PubCo Common Stock, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and any applicable Additional Agreement;

WHEREAS, Security Holder is the record and beneficial owner of the number and class or series (as applicable) of Equity Interests of the Company set forth on Schedule A hereto (together with any other Equity Interests of the Company that Security Holder acquires record or beneficial ownership of after the date hereof, including in connection with the Company Recapitalization, collectively, the “Subject Company Equity Interests”);

WHEREAS, in consideration for the benefits to be received by Security Holder under the terms of the Business Combination Agreement, and as a material inducement to Parent and the Merger Sub agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, Security Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Parent and the Merger Sub would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without Security Holder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Security Holder agrees that it shall not (a) Transfer any shares of PubCo Common Stock that it will be issued upon conversion of Security Holder’s Company Class A-1 Units in connection with the Merger and pursuant to Section 3.1 of the Business Combination Agreement or any shares of PubCo Common Stock that Security Holder acquires following the Closing (the “Lock-Up Shares”), (b) except as contemplated by the Business Combination Agreement or in connection with the Transactions, enter into (i) any (x) option, warrant or purchase right, (y) swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares or (z) other Contract that could, in each case (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require Security Holder to Transfer the Lock-Up Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of the Lock-Up Shares that is inconsistent with this Agreement or (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (b), in each case, until the earlier of (A) 180 days after the Closing Date and (B) the date following the Closing Date on which a PubCo Sale is consummated (the “Lock-Up Period”). For purposes of this Agreement, “Transfer” means any direct or indirect sale, transfer, distribution, assignment, pledge, mortgage, exchange, hypothecation, hedge, grant of a security interest or encumbrance in or disposition of an interest or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise); provided, however, that a direct or indirect transfer or change in ownership of Security Holder (whether by sale, issuance of equity securities, grant, hypothecation, pledge or otherwise) shall not be deemed a “Transfer.” In the event of any change in the shares of the Company or PubCo, as the case may be, by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the term “Lock-Up Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Following the Closing, PubCo shall place appropriate legends on the Lock-Up Shares reflecting the restrictions set forth in this Section 1 and deliver stop transfer instructions to the Transfer Agent with respect to the Lock-Up Shares.

2. Notwithstanding the provisions set forth in Section 1 above, Transfers of the Lock-Up Shares by Security Holder or its permitted transferees (that have complied with this Section 1), are permitted:

(a) to the Company’s or PubCo’s officers or directors or their respective Affiliates;

(b) to any limited partners of Security Holder or their respective Affiliates;

(c) to any Affiliates of Security Holder, any shareholder, partner or member of such entity or their Affiliates, any investment fund or other entity managing or managed by such entity or any Affiliate of such entity, or who shares a common investment advisor of such entity;

(d) if the permitted transferee of Security Holder is a natural person, (i) by gift to a member of such transferee’s immediate family or to a trust, the beneficiary of which is a member of such transferee’s immediate family, an Affiliate of such individual or to a charitable organization, (ii) by virtue of laws of descent and distribution upon death of such transferee or (iii) pursuant to a qualified domestic relations order;

(e) by virtue of the laws of Delaware or Security Holder’s Organizational Documents upon dissolution of Security Holder; and

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(f) the entry, by the Security Holder, at any time after the Closing, of any trading plan providing for the sale of shares of PubCo Common Stock by Security Holder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of PubCo Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written joinder in the form attached to Exhibit B hereto agreeing to be bound by the transfer and other restrictions herein.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon (a) the termination of the Lock-Up Period or (b) the mutual written agreement of each of the Parties. Upon such termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party hereto to any Person in respect hereof or the transactions contemplated hereby, and no Party hereto will have any claim against another (and no Person will have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement will not relieve any Party hereto from liability arising in respect of any willful and material breach of, or actual fraud, in connection with, this Agreement prior to such termination. Notwithstanding the foregoing or anything to the contrary in this Agreement, Sections 3 to Section 9 of this Agreement will survive the termination of this Agreement.

4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (a) by delivery in person, (b) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message indicating that such email was not deliverable or not received by such intended recipient)), or (c) by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Parent, to:

REDLattice Incorporated

955 Fifth Avenue

New York, NY 10075

Attn:
E-mail:

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020

Attn:
Email:

If to Security Holder, the Company or PubCo, to:

c/o AE Industrial Partners, LP
6700 Broken Sound Parkway NW
Boca Raton, FL 33487

Attn:
Email:

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with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

830 Brickell Plaza
Miami, FL 33131

Attn:
Email:

and:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attn:
Email:

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to others in writing in the manner set forth above.

5. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

6. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party and provided that the Company shall concurrently amend or waive the corresponding terms of that certain Sponsor Support Agreement dated as of September 25, 2026 by and between the Company and each of the parties thereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in its sole discretion), except with respect to a Transfer completed in accordance with the terms of this Agreement. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

8. Fees and Expenses. Without limiting the rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

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9. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their respective specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and in addition to any other remedy to which the same is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which will, for the avoidance of doubt, include any successor to Parent, including PubCo, which successor will be bound by all obligations and entitled to enforce all rights of Parent under this Agreement) and is not intended, nor shall it be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or will constitute the Parties, partners or participants in a joint venture.

11. Construction; Miscellaneous. Sections 1.3(a)-(f) and (h) (Construction), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Electronic Signatures), 11.12 (Severability), and 11.17 (Non-Survival of Representations and Warranties) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, PubCo, or any of its respective Affiliates or Related Parties any direct or indirect ownership or incidence of ownership of or with respect to any Subject Company Equity Interests.

13. Certificates. Promptly following the date of this Agreement, PubCo shall advise the Transfer Agent in writing that the Subject Company Equity Interests are subject to the restrictions set forth herein and, in connection therewith, provide the Transfer Agent in writing with such information as is reasonable to ensure compliance with such restrictions.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

Parent:

REDLattice incorporated

By:
Name:	[●]
Title:	[●]

Signature Page to Lock-Up Agreement

COMPANY:

REDL Intermediate Holdings, LLC

By:
Name:	[●]
Title:	[●]

SECURITY HOLDER:

REDL ultimate holdings, lp

By:
Name:	[●]
Title:	[●]

Signature Page to Lock-Up Agreement

EXHIBIT B

Form of Joinder

[DATE]

Reference is made to that certain Lock-Up Agreement, dated as of [●], 2026 (the “Agreement”), by and among REDLattice Incorporated, a Delaware corporation (formerly known as Bold Eagle Acquisition Corp., “Parent” prior to the Closing and “PubCo” after the Closing), REDL Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), and REDL Ultimate Holdings, LP, a Delaware limited partnership (“Security Holder”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

By executing this joinder, the undersigned (the “Transferee”) hereby agrees to be bound by the terms and provisions of the Agreement applicable to Security Holder to the same effect as the Person that transferred Subject Company Equity Interests to the Transferee and, from and after the date hereof, the Transferee shall have the rights and obligations applicable to Security Holder under the Agreement.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and in the Agreement is among the Company, Parent and the Transferee solely, and not between the Transferee and Security Holder.

[●]